UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2013

PetroLogistics LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35529 (Commission File Number)	45-2532754 (IRS Employer Identification No.)

600 Travis Street, Suite 3250
Houston, TX 77002
(Address of principal executive office) (Zip Code)

(713) 255-5990
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2013, PetroLogistics LP (the “Partnership”) and PetroLogistics Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”) completed the private placement (the “Private Placement”) of $365 million aggregate principal amount of the Issuers’ 6.25% senior notes due 2020 (the “Notes”). The Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act.

The information set forth in Item 2.03 is incorporated in its entirety herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Indenture

The Notes were issued pursuant to an Indenture dated March 28, 2013 among the Issuers, PL Propylene LLC, as the initial guarantor of the Notes, and Wells Fargo Bank, National Association, as trustee (the “Indenture”).

The Notes will mature on April 1, 2020 with interest accruing at a rate of 6.25% per annum and payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2013. The Notes are guaranteed on a joint and several senior unsecured basis by PL Propylene LLC and certain of the Partnership’s future subsidiaries (collectively, the “Guarantors”) to the extent set forth in the Indenture. Upon a continuing event of default, the trustee or the holders of at least 25% in principal amount of the Notes may declare the Notes immediately due and payable, except that an event of default resulting from entry into a bankruptcy, insolvency or reorganization with respect to the Issuers, any restricted subsidiary of the Partnership that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Partnership, will automatically cause the Notes to become due and payable.

The Issuers will have the option to redeem the Notes, in whole or in part, at any time on or after April 1, 2016, at the redemption prices (expressed as percentages of principal amount) of 103.125% for the twelve-month period beginning on April 1, 2016, 101.563% for the twelve-month period beginning on April 1, 2017 and 100.000% beginning on April 1, 2018 and at any time thereafter, together with any accrued and unpaid interest to the date of redemption. In addition, before April 1, 2016, the Issuers may redeem all or any part of the Notes at a redemption price equal to the sum of the principal amount thereof, plus a make whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. Furthermore, before April 1, 2016, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain public or private equity offerings at a redemption price of 106.25% of the principal amount of Notes, plus any accrued and unpaid interest, if any, to the date of redemption, if at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering. The Issuers may also be required to make an offer to purchase the Notes upon a change of control.

A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference. The description of the Indenture contained herein is qualified in its entirety by the full text of such exhibit.

Registration Rights Agreement

On March 28, 2013, the Issuers and PL Propylene LLC, as initial Guarantor, entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the several initial purchasers in connection with the Issuers’ Private Placement of the Notes. Under the Registration Rights Agreement, the Issuers and the Guarantors have agreed to file and use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Notes for substantially identical notes (other than with respect to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement) that are registered under the Securities Act so as to permit the exchange offer to be consummated by the 360th day after

March 28, 2013. Under specified circumstances, the Issuers and Guarantors have also agreed to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes. If the exchange offer is not completed on or before the 360th day after March 28, 2013, the annual interest rate borne by the notes will be increased by 1.0% per annum until the exchange offer is completed or the shelf registration statement is declared effective.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference. The description of the Registration Rights Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Item 7.01 Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the following information and the exhibits referenced therein are being furnished pursuant to Item 7.01 of Form 8-K and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act or the Securities Exchange Act of 1934, as amended.

On March 28, 2013, the Partnership issued a press release announcing the closing of the Private Placement. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

ITEM 9.01           Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated March 28, 2013, among the Issuers, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement, dated March 28, 2013, by and among the Issuers, PL Propylene LLC and the initial purchasers party thereto.

99.1	Press Release dated March 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROLOGISTICS LP

	By:	PetroLogistics GP LLC, Its General Partner

Dated: March 28, 2013	By:	/s/ Richard Rice
	Name:	Richard Rice
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

4.1	Indenture, dated March 28, 2013, among the Issuers, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement, dated March 28, 2013, by and among the Issuers, PL Propylene LLC and the initial purchasers party thereto.

99.1	Press Release dated March 28, 2013.